Dated: November 10, 2000


                                 CODE OF ETHICS


Gabelli Westwood Funds
Westwood Management Corp.
Westwood Trust

Each Registered   Investment  Company  or  series  thereof  (each  of  which  is considered to be a Company for this purpose) for which any of the companies listed above presently or hereafter provides investment advisory or principal underwriting services, other than a money market fund or a fund that does not invest in Securities.


                                  Introduction

This Code of Ethics establishes rules of conduct for persons who are associated with the companies named above or with the registered investment companies for which such companies provide investment advisory or principal underwriter services. The Code governs their personal investment and other investment-related activities.

The basic rule is very simple: put the client's interests first. The rest of the rules elaborate this principle. Some of the rules are imposed specifically by law. For example, the laws that govern investment advisers specifically prohibit fraudulent activity, making statements that are not true or that are misleading or omit something that is significant in the context and engaging in manipulative practices. These are general words, of course, and over the years the courts, the regulators and investment advisers have interpreted these words and established codes of conduct for their employees and others who have access to their investment decisions and trading activities. Indeed, the rules obligate investment advisers to adopt written rules that are reasonably designed to prevent the illegal activities described above and must follow procedures that will enable them to prevent such activities.

This Code is intended to assist the companies in fulfilling their obligations under the law. The first part lays out who the Code applies to, the second part deals with personal investment activities, the third part deals with other sensitive business practices, and subsequent parts deal with reporting and administrative procedures.

The Code is very important to the companies and their employees. Violations can not only cause the companies embarrassment, loss of business, legal restrictions, fines and other punishments, but for employees can lead to demotion, suspension, firing, ejection from the securities business, and very large fines.


I.   Applicability

     (A)  The Code applies to each of the following:

          1. The Companies named or described at the top of page one of the Code and all entities that are under common management with these Companies or otherwise agree to be subject to the Code ("Affiliates"). A listing of the Affiliates, which is periodically updated, is attached as Exhibit A.

          2. Any officer, director or employee of any Company, Affiliate or Fund Client (as defined below) whose job regularly involves him in the investment process. This includes the formulation and making of investment recommendations and decisions, the purchase and sale of securities for clients and the utilization of information about investment recommendations, decisions and trades. Due to the manner in which the Companies and the Affiliates conduct their business, every employee should assume that he is subject to the Code unless the Compliance Officer specifies otherwise.

          3. With respect to all of the Companies, Affiliates and Fund Clients except Westwood Management Corporation, any natural person who controls any of the Companies, Affiliates or Fund Clients and who obtains information regarding the Company's or the Affiliates' investment recommendations or decisions. However, a person whose control arises only as a result of his official position with such entity is excluded. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) for example, are excluded from coverage under this item.

          4. Any director, officer, general partner or person performing a similar function even if he has no knowledge of and is not involved in the investment process. Disinterested directors of Fund Clients and independent directors of the Companies (excluding Westwood Management Corporation) are included in coverage under this item.

          5. As an exception, the Code does not apply to any director, officer or employee of any fund Client (such as certain of The Gabelli Westwood Funds) with respect to which the Companies' services do not involve the formulation or making of investment recommendations or decisions or the execution of portfolio transactions if that person is also a director, officer or employee of any entity that does perform such services (such as Westwood Management Corp.). These individuals are covered by codes of ethics adopted by such entities.

     (B)  Definitions

          1.   Access Persons.  The Companies and the persons described in items
               (A)2 and (A)3 above other than those excluded --------------- by item (A)5 above.

          2. Access Person Account. Includes all advisory, brokerage, trust or other accounts or forms of direct beneficial
               --------------------- ownership in which one or more Access Person and/or one or more members of an Access Person's immediate family have a substantial proportionate economic interest. Immediate family includes an Access Person's spouse and minor children living with the Access Person. A substantial proportionate economic interest will generally be 10% of the equity in the account in the case of an Access Person and 25% of the equity in the account in the case of all Access Persons in the aggregate whichever is first applicable. Investment partnerships and similar indirect means of ownership other than registered open-end investment companies are also treated as accounts.

               As an exception, accounts in which one or more Access Persons and/or their immediate family have a substantial proportionate interest which are maintained with persons who have no affiliation with the companies and with respect to which no Access Person has, in the judgment of the Compliance Officer after reviewing the terms and circumstances, any direct or indirect influence or control over the investment or portfolio execution process are not Access Person Accounts.

               As a further exception, subject to the provisions of Article II(I)7, bona fide market making accounts of Gabelli & Company are not Access Person Accounts.

               As a further exception, subject to the provisions of Article II(I)7, bona fide error accounts of the Companies and the Affiliates are not Access Person Accounts.

          3.   Associate Portfolio  Managers.  Access persons who are engaged in
               securities         research        and        analysis        for
               ------------------------------    designated   Clients   or   are
               responsible for investment recommendations for designated Clients but who are not particularly responsible for investment decisions with respect to any Client accounts.

          4. Clients. Investment advisory accounts maintained with any of the Companies or Affiliates by any person, other than Access Person Accounts. However, Fund Clients covered by item (A)5 above are considered Client accounts only with respect to employees specifically identified by the Compliance Officer as having regular information regarding investment recommendations or decisions or portfolio transactions for such Fund Clients.

          5. Companies. The companies named or described at the top of page one of the Code. ---------

          6. Compliance Officer. The persons designated as the compliance officers of the Companies. ------------------

          7. Covered Persons. The Companies, the Access Persons and the persons described in item (A)4 above. ---------------

          8. Fund Clients. Clients that are registered investment companies or series thereof. ------------

          9.   Portfolio   Managers.   Access   Persons   who  are   principally
               responsible   for   investment    decisions   with   respect   to
               ------------------- any Client accounts.

          10. Security. Any financial instrument treated as a security for investment purposes and any related instrument such as futures, forward or swap contract entered into with respect to one or more securities, a basked of or an index of securities or components of securities. However, the term security does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, units of bank regulated commingled funds, or shares of registered open-end investment companies.

II.  Restrictions on Personal Investing Activities

     (A)  Basic Restriction on Investing Activities

          If  a  purchase  or  sale  order  is  pending  or  under   active
          consideration for any Client account by any Company or Affiliate, neither the same Security nor any related Security (such as an option, warrant or convertible security) may be bought or sold for any Access Person Account.

     (B)  Initial Public Offerings

          No Security or related Security may be acquired in an initial public offering for any Access Person Account.

     (C)  Blackout Period

          No Security or related Security may be bought or sold for the account of any Portfolio Manager or Associate Portfolio Manager during the period commencing seven (7) days prior to and ending seven (7) calendar days after the purchase or sale (or entry of an order for the purchase or sale) of that Security or any related Security for the account of any Client with respect to which such person has been designated a Portfolio Manager or Associate Portfolio Manager, unless the Client account receives at least as good a price as the account of the Portfolio Manager or Associate Portfolio Manager and the Compliance Officer determines under the circumstances that the Client account has not been adversely affected (including with respect to the amount of such Security able to be bought by the Client account) by the transaction for the account of the Portfolio Manager or Associate Portfolio Manager.

     (D)  Short-term Trading

          No Security or related Security may, within a 60 day period, be bought and sold or sold and bought at a profit for any Access Person Account if the Security or related Security was held at any time during that period in any Client account.

     (E)  Exempt Transactions

          Participation on an ongoing basis in an issuer's dividend reinvestment or stock purchase plan, participation in any transaction over which no Access Person had any direct or indirect influence or control, involuntary transactions (such as mergers, inheritances, gifts, etc.), and securities transactions processed for an Access Person account which has been formed for the sole purpose of product development are exempt from the restrictions set forth in paragraphs
          (A) and (C) above without case by case  preclearance  under  paragraph
          (G) below:

     (F)  Permitted Exceptions

          Purchases and sales of the following Securities for Access Person Accounts are exempt from the restrictions set forth in paragraphs A, C and D above if such purchases and sales comply with the preclearance requirements of paragraph (G) below:

          1.   Non-convertible fixed income Securities rated at least "A";

          2. Equity Securities of a class having a market capitalization in excess of $1 billion;

          3. Equity Securities of a class having a market capitalization in excess of $500 million if the transaction in question and the aggregate amount of such Securities and any related Securities purchased and sold for the Access Person Account in question during the preceding 60 days does not exceed or 100 shares;

          4.   Municipal Securities; and

          5. Securities transactions effected for federal, state or local income tax purposes that are identified to the Compliance Officer at the time as being effected for such purposes.

               In addition, the exercise of rights that were received pro rata with other security holders is exempt if the preclearance procedures are satisfied.

     (G)  Pre-Clearance of Personal Securities Transactions

          No Security may be bought or sold for an Access Person Account unless (i) the Access Person obtains prior approval from the Compliance Officer or, in the absence of the Compliance Officer, from a designee of the Compliance Officer; (ii) the approved transaction is completed on the same day approval is received; and (iii) the Compliance Officer does not rescind such approval prior to execution of the transaction (See paragraph I below for details of the Pre-Clearance Process.)

     (H)  Private Placements

          The Compliance Officer will not approve purchases or sale of Securities that are not publicly traded, unless the Access Person provides full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person's activities on behalf of any Client) and the Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Companies would have no foreseeable interest in investing in such Security or any related Security for the account of any Client.

     (I)  Pre-Clearance Process

          1. No Security may be purchased or sold for any Access Person Account unless the particular transaction has been approved in writing by the Compliance Officer or, in his absence, a designee of the Compliance Officer. The Compliance Officer shall review not less frequently than weekly reports from the trading desk (or, if applicable, confirmations from brokers) to assure that all transactions effected for Access Person Accounts are effected in compliance with this Code.

          2. No Securities may be purchased or sold for any Access Person Account other than through the trading desk of Southwest Securities Inc., unless express permission is granted by the Compliance Officer. Such permission may be granted only on the condition that the third party broker supply the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal Securities transactions for such Access Person in the accounts maintained with such third party broker and copies of periodic statements for all such accounts.

          3. A Trading Approval Form, attached as Exhibit B, must be completed and submitted to the Compliance Officer for approval prior to entry of an order.

          4. After reviewing the proposed trade and the level of potential investment interest on behalf of Clients in the Security in question, the Compliance Officer shall approve (or disapprove) a trading order on behalf of an Access Person as expeditiously as possible. The Compliance Officer will generally approve transactions described in paragraph (F) above unless the compliance Officer believes for any reason that the Access Person Account should not trade in such Security at such time.

          5. Once an Access Person's Trading Approval Form is approved, the form must be forwarded to the trading desk (or, if a third party broker is permitted, to the Compliance Officer) for execution on the same day. If the Access person's trading order request is not approved, or is not executed on the same day it is approved, the clearance lapses although such trading order request may be resubmitted at a later date.

          6. In the absence of the Compliance officer, an Access Person may submit his or her Trading Approval Form to the CEO of Westwood Management Corp.. Trading approval for the Compliance Officer must be obtained from the CEO, and trading approval for the CEO msut be obtained from the Compliance Officer. In no case will the Trading Desk accept an order for an Access Person Account unless it is accompanied by a signed Trading Approval Form.

          7. The Compliance Officer shall review all Trading Approval Forms, all initial, quarterly and annual disclosure certifications and the trading activities on behalf of all Client accounts with a view to ensuring that all Covered Persons are complying with the spirit as well as the detailed requirements of this Code.

III. Other Investment-Related Restrictions

     (A)  Gifts

          No Access person shall accept any gift or other item of more than $100 in value from any person or entity that does business with or on behalf of any Client.

     (B)  Service As A Director

          No Access Person shall commence service on the Board of Directors of a publicly traded company or any company in which any Client account has an interest without prior authorization from the Compliance Officer based upon a determination that the Board service would not be inconsistent with the interests of the Clients.

IV.  Report and Additional Compliance Procedures

     (A) Every Covered Person, except independent directors of Affiliates of the Companies, must submit a report (a form of which is appended as Exhibit C) containing the information set forth in paragraph (B) below with respect to transactions in any Security in which such Covered Person has or by reason of such transactions acquires, any direct or indirect beneficial ownership (as defined in Exhibit D) in the Security; and with respect to any account established by the Covered Person in which any Securities were held for the direct or indirect benefit of the covered Person; provided, however, that:

          1. A Covered Person who is required to make reports only because he is a director of one of the Fund Clients and who is a "disinterested" director thereof need not make a report with respect to any transactions other than those where he knew or should have known in the course of his duties as a director that any Fund Client of which he is a director has made or makes a purchase or sale of the same or a related Security within 15 days before or after the purchase or sale of such Security or related Security by such director.

          2. A Covered Person need not make a report with respect to any transactions effected for, and Securities held in, any account over which such person does not have any direct or indirect influence or control; and

          3. A Covered Person will be deemed to have complied with the requirements of this Article IV insofar as the Compliance Officer receives in a timely fashion duplicate monthly or quarterly brokerage statements on which all transactions required to be reported hereunder are described.

     (B) A Covered Person must submit the report required by this Article to the Compliance Officer no later than 10 days after the end of the calendar quarter in which the transaction or account to which the report relates was effected or established, and the report must contain the date that the report is submitted.

          1.   A report must contain the following information:

               a. The date of the transaction, the title and number of shares and the principal amount of each Security involved;

               b. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               c.   The price at which the transaction was effected; and

               d. The name of the broker, dealer or bank with or through whom the transaction was effected.

          2. This report must contain the following information with respect to accounts established:

               a. The name of the broker, dealer or bank with whom the account was established; and

               b.   The date the account was established.

     (C) Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect benefit ownership in the Security to which the report relates. A person need not make any report under this Article IV with respect to transaction effected for, and Securities held in, any account over which the person has no direct or indirect influence or control.

     (D) No later than 10 days after beginning employment with any of the Companies or Affiliates or otherwise becoming a Covered Person, each Covered Person (except for a "disinterested" director of the Fund Client or an "independent" director of the Companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) must submit a report containing the following information:

          1. The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership when the person became a Covered Person;

          2. The name of any broker, dealer or bank with whom the Covered Person maintained an account in which any Securities were held for the direct or indirect benefit of the Covered Person as of the date the person became a Covered Person; and

          3.   The date that the report is submitted.

     The form of such report is attached as Exhibit E.

     (E) Annually each Covered Person must certify that he has read and understood the Code and recognizes that he is subject to such Code. In addition, annually each Covered Person must certify that he has disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code and that he is not subject to any regulatory disability described in the annual certification form. Furthermore, each Covered Person (except for a "disinterested" director of the Fund Client or an "independent" director of any of the companies (other than Westwood Management Corporation) who is required to submit reports solely by reason of being such a director) annually must submit a report containing the following information (which information must be current as of a date no more than 30 days before the report is submitted):

          1. The title, number of shares and principal amount of each Security in which the Covered Person had any direct or indirect beneficial ownership;

          2. The name of any broker, dealer or bank with whom the Covered Person maintains an account in which any Securities are held for the direct or indirect benefit of the Covered Person; and

          3.   The date that the report is submitted.

     The  form of such certification and report is attached as Exhibit F.

     (F) At least annually (or quarterly in the case of Items 4 and 5 below), each of the Companies that has a Fund Client or that provides principal underwriting services for a Fund Client shall, together with each Fund Client, furnish a written report tot ht Board of Directors of the Fund Client that:

          1. Describes any issues arising under the Code since the last report.

          2. Certifies that Companies have developed procedures concerning Covered Persons' personal trading activities and reporting requirements relevant to such Fund Clients that are reasonably necessary to prevent violations of the Code;

          3.   Recommends   changes,  if  any,  to  the  Fund  Clients'  or  the
               Companies' Codes of Ethics or procedures;

          4. Provided a summary of any material or substantive violations of this Code by Covered Persons with respect to such Fund Clients which occurred during the past quarter and the nature of any remedial action taken; and

          5.   Describes   any  material  or   significant   exceptions  to  any
               provisions of this code of Ethics as determined under Article VI below.

(G) The Compliance Officer shall notify each employee of any of the Companies or Affiliates as to whether such person is considered to be an Access Person or Covered Person and shall notify each other that is considered to be an Access Person or Covered Person.

V.   Sanctions

     Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Directors of the relevant Company or of the relevant Fund Client, whichever is most appropriate under the circumstances, may impose on that person whatever sanctions the Board deems appropriate, including, among other things, disgorgement of profit, censure, suspension or termination of employment. Material violations of requirements of this Code by employees of Covered Persons and any sanctions imposed in connection therewith shall be reported not less frequently than quarterly to the Board of Directors of any relevant Company or Fund Client, as applicable.




VI.  Exceptions

     The Compliance Committee of the Companies reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the Compliance Committee and presented to the Board of Directors of any relevant Fund Client at its next scheduled meeting.

VII. Preservation of Documents

     This Code, a copy of each report by a Covered Person, any written report made hereunder by the Companies or the Compliance Officer, lists of all persons required to make reports, a list of any exceptions, and the reasons therefore, with respect to Article II.B, and any records under Article II.G with respect to purchases pursuant to Article II.H above, shall be preserved with the records of the relevant Company and any relevant Fund Client for the period required by Rule 17j-l.

VIII. Other Laws, Rules and Statements of Policy

     Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Companies, the Affiliates or the Fund Clients.

IX.  Future Information

     If any person has any question with regard to the applicability of the provisions of this Code generally or with regard to any Securities transaction or transactions, he should consult the Compliance Officer.

                                                                       Exhibit A



                       LIST OF AFFILIATES OF THE COMPANIES


         Southwest Securities, Inc.

         Mydiscountbroker.com, Inc.

         SW Capital Corporation

         SWS Financial Services, Inc.

         SWS Technologies Corporation

         Westwood Trust

         Gabelli Westwood Equity Fund

         Gabelli Westwood Balanced Fund

         Gabelli Westwood Cash Management Fund

         Gabelli Westwood SmallCap Fund

         Gabelli Westwood Realty Fund

                                                                       Exhibit B

                       PRE-CLEARANCE TRADING APPROVAL FORM


I, __________________________________________________(name), am an Access
Person or authorized officer thereof and seek pre-clearance to engage in the transaction described below; for the benefit of myself or another access person:

Acquisition or Disposition  (circle one)
--------------------------

Name of Account:           ______________________________________________

Account Number:            ______________________________________________

Date of Request:           ______________________________________________

Security:                  ______________________________________________

Amount or # of Shares:     ______________________________________________

Broker:                    ______________________________________________

If the transaction involves a Security that is not publicly traded, a description of proposed transaction, source of investment opportunity and any potential conflicts of interest:


I hereby certify that, to the best of my knowledge, the transaction described herein is not prohibited by the Code of Ethics and that the opportunity to engage in the transaction did not arise by virtue of my activities on behalf of any Client.

Signature:  _________________________       Print Name: ________________________


Approved or Disapproved   (circle one)
-----------------------

Date of Approval    _____________________________

Signature:_________________________ Print Name:_________________________

Compliance Officer Approval:______________________________


If approval is granted, please forward this form to the trading desk (or if a third party broker is permitted, to the Compliance Officer) for immediate execution.




                                                                       Exhibit C

                               TRANSACTION REPORT


Report Submitted by: ________________________________________________
                                 Print Your Name


This transaction report (the "Report") is submitted pursuant to Section IV(B) of the Code of Ethics of the Companies and supplies information with respect to transactions in any Security in which you may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest, and with respect to accounts established by you in which any Securities were held for your direct or indirect benefit, for the period specified below. If you were not employed by or affiliated with us during this entire period, amend the dates specified below to cover your period of employment.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable transactions or new accounts, sign and return this page only. If you have reportable transactions or new accounts, complete, sign and return page 2 and any attachments.





I HAD NO REPORTABLE SECURITIES TRANSACTIONS DURING THE PERIOD
_____________________ THROUGH ______________________. I CERTIFY THAT I AM FULLY
FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


Signature: ___________________________________

Position:   ___________________________________

Date:         ___________________________________

                                                                          Page 2
                               TRANSACTION REPORT



Report Submitted by: __________________________________________________
                                 Print Your Name

         The following tables supply the information required by Section IV(B) of the Code of Ethics for the period specified below. Transactions reported on brokerage statements or duplicate confirmations actually received by the Compliance Officer do not have to be listed although it is your responsibility to make sure that such statements or confirmations are complete and have been received in a timely fashion.


                                  TRANSACTIONS
--------------------------------------------------------------------------------------------------------------------------

                                        Whether                                         Name of the
                                    Purchase, Sale,                                    Broker/Dealer
                                    Short Sale, or                                    with or through
   Securities                        Other Type of                      Price Per        whom the        Nature of
    (Name and          Date of      Disposition or    Quantity of       Share or        Transaction     Ownership of
     Symbol)         Transaction      Acquisition      Securities      Other Unit      was Effected      Securities
     -------         -----------      -----------      ----------      ----------      ------------      ----------






                            NEW ACCOUNTS ESTABLISHED
--------------------------------------------------------------------------------------------------------------------------

Name of Broker, Dealer or Bank    Account Number      Date Account Established






To the extent specified above, I hereby disclaim beneficial ownership of any security listed in this Report or in brokerage statements or transaction confirmations provided by me.

I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT FOR THE PERIOD OF __________________________ THROUGH
--------------------------.


Signature: __________________________                Date:  ____________________

Position:   __________________________

                                                                       Exhibit D

                              BENEFICIAL OWNERSHIP

For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his own benefit, whether in bearer form or registered in his name or otherwise, but also ownership of securities held for his benefit by other (regardless of whether or how they are registered) such as custodians, brokers, executors, administrators, or trustees (including trusts in which he has only a remainder interest), and securities held for his account by pledges, securities owned by a partnership in which he is a member if he may exercise a controlling influence over the purchase, sale or voting of such securities, and securities owned by any corporation or similar entity in which he owns securities if the shareholder is a controlling shareholder of the entity and has or shares investment control over the entity's portfolio.

Ordinarily, this term would not include securities held by executors or administrators of estates in which a Covered Person is a legatee or beneficiary unless there is a specified legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "financial benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances such relationship ordinarily results in such person obtaining financial benefits substantially equivalent to ownership, e.q., application of the income derived from such securities to maintain a common home, or to meet expenses that such person otherwise would meet from other sources, or the ability to exercises a controlling influence over the purchase, sale or voting of such securities.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he obtains therefrom financial benefits substantially equivalent to those of ownership.

A Covered Person also may be regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he does not obtain therefrom the aforementioned benefits of ownership, if he can vest or revest title in himself at once or at some future time.


                                                                       Exhibit E

                             INITIAL HOLDINGS REPORT


Report submitted by:____________________________________________________________
                                   Print Name



This initial holdings report (the "Report") is submitted pursuant to Section IV
(D) of the Code of Ethics of the Companies and supplies information with respect to any Security in which you may be deemed to have any direct or indirect beneficial ownership interest and any accounts established by you in which any Securities were held for your direct or indirect benefit, as of the date you became subject to the Code of Ethics.

Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

If you have no reportable Securities or accounts, sign and return this page only. If you have reportable Securities or accounts, complete, sign and return Page 2 and any attachments.





I HAVE NO REPORTABLE SECURITIES OR ACCOUNTS AS OF ____________________. I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Signature:______________________________


Position:_______________________________


Date:__________________________________

                                                                          Page 2
                             INITIAL HOLDINGS REPORT


Report submitted by:___________________________________________________________
                                   Print Name

The Following tables supply the information required by Section IV (D) of the Code of Ethics as of the date you became subject to the Code.

                               SECURITIES HOLDINGS
--------------------------------------------------------------------------------------------------------------------------

                                                                   Name of Broker/Dealer             Nature of Ownership of
Securities (Name and Symbol)     Quantity of Securities            Where Securities Are Held              Securities
----------------------------     ----------------------            -------------------------              ----------








                                    ACCOUNTS
--------------------------------------------------------------------------------------------------------------------------

Name of Broker, Dealer or Bank                                   Account Number







I CERTIFY THAT I AM FULLY FAMILIAR WITH THE CODE OF ETHICS AND THAT, TO THE BEST OF MY KNOWLEDGE, THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT AS OF _________________________.



Signature:______________________________


Position:_______________________________


Date:__________________________________

                                                                       Exhibit F

                     ANNUAL CERTIFICATION OF CODE OF ETHICS


A. I (a Covered Person) hereby certify that I have read and understand the Code of Ethics dated February 15, 2000, and recognize that I am subject to its provisions. In addition, I hereby certify that I have disclosed or reported all personal Securities transactions required to be disclosed or reported under the Code of Ethics;

B. Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any self-regulatory securities or commodities organization, any attorney general, or any governmental office or agency regulating insurance securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

C. I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D. I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor, or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

E. Unless I am exempt from filing an Annual Holdings Report (as a "disinterested" director of a Fund Client or an independent director of an Affiliate. I have attached a completed Annual Holdings Report which is accurate as of a date no more than 30 days ago.




     Signature: ___________________________


     Print Name: ___________________________


     Date: ___________________________